IQST - IQSTEL Launches Share Repurchase Program, Signaling Strong Confidence in the Company’s Intrinsic Value and Long-Term Growth Strategy

Board Authorizes Repurchase of Up to 1,000,000 Shares as Management and Directors Take Action to Capitalize on What They Believe Is a Significant Disconnect Between Market Valuation and Business Fundamentals

NEW YORK, NY – June 8, 2026 – IQSTEL Inc. (NASDAQ: IQST), a rapidly growing multinational technology company serving the Telecom, Fintech, AI, Cybersecurity, and Digital Services sectors, today announced that its Board of Directors has authorized a share repurchase program of up to 1,000,000 shares of the Company’s common stock.

The program will be funded, in whole or in part, by cash dividends received from QXTEL, one of IQSTEL’s operating subsidiaries. The authorization reflects the Board’s confidence in the Company’s financial strength, long-term growth prospects, and belief that the current market valuation does not adequately reflect the value of the business platform the Company has built.

Over the last several years, IQSTEL has transformed itself into a diversified technology group with operations spanning multiple high-growth sectors. The Company has consistently expanded revenue, strengthened its balance sheet, completed strategic acquisitions, achieved a NASDAQ listing, and established a commercial platform that already reaches more than 600 telecom operators worldwide, providing access to approximately 2.3 billion end users.

Despite these achievements, management believes the Company’s current valuation fails to reflect its operational scale, asset base, balance sheet strength, growth trajectory, and future earnings potential.

“As I have stated previously, we believe the recent decline in IQSTEL’s share price is disconnected from the underlying value of our business,” said Leandro Iglesias, CEO of IQSTEL. “Today, IQSTEL is stronger than ever. We have built a business generating hundreds of millions of dollars in annual revenue, possess tens of millions of dollars in assets, maintain a solid stockholders’ equity position, and have no outstanding convertible notes or warrants.

Given these fundamentals, our Board believes that repurchasing shares at current market prices represents an attractive opportunity to create value for our shareholders. This authorization reflects our confidence in the long-term future of IQSTEL and our conviction that the current market valuation does not adequately reflect the true value of the Company, its assets, its operating platform, and its growth prospects.

We also recently announced the signing of a Binding MOU to acquire a 51% interest in Ultranet Telecom Group, a transaction that, based on Ultranet’s audited financial statements, is expected to increase IQSTEL’s net income from operations by approximately 4X while further strengthening our global business platform.

We believe this transaction has the potential to significantly increase the intrinsic value of IQSTEL. As the Company enters a new phase focused on EBITDA expansion and profitability growth, this acquisition represents a major step forward. Based on Ultranet’s FY 2025 audited financial statements, the transaction is expected to contribute approximately $4.5 million in annual net income, significantly enhancing IQSTEL’s earnings profile, strengthening our financial position, and further increasing the intrinsic value of the Company.

The share repurchase authorization is part of a broader corporate strategy designed to address what we believe is a significant disconnect between the market capitalization of the Company and the underlying value of its business. Through continued execution, strategic acquisitions, balance sheet strengthening, and disciplined capital allocation initiatives such as this repurchase program, we remain focused on unlocking shareholder value and ensuring that the market ultimately recognizes the true scale and potential of IQSTEL.”

The Company remains committed to evaluating all available opportunities to maximize shareholder returns and unlock value for investors.

The complete terms and details of the share repurchase program will be disclosed in a Current Report on Form 8-K that the Company expects to file with the U.S. Securities and Exchange Commission (SEC).

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a global telecom and technology company operating in 21 countries with over 600 Telecommunication Carrier Interconnections. The company delivers international voice, SMS, messaging, connectivity, and mobile financial services to telecom operators and enterprise customers worldwide. Built through a decade of organic growth and strategic acquisitions, IQSTEL is now expanding into AI-powered communications and cybersecurity through its RealityBorder.com AI Division and Cycurion partnership.

For more information, please visit www.IQSTEL.com.

Official Investors Landing Page: www.landingpage.iqstel.com

Safe Harbor Statement:

Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

Media and Investor Relations:

Ethan Walfish

Head of Investor Relations

IQSTEL Inc.

300 Aragon Avenue, Suite 375

Coral Gates, FL 33134

Email: ir@iqstel.com